Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 presents the financial position of AAC Holdings, Inc. (the “Company”) after giving pro forma effect to its July 2, 2015 acquisition of Referral Solutions Group, LLC (“RSG”), including the issuance of 540,193 shares of the Company’s common stock to the former equity holders of RSG in connection therewith, as if the acquisition had occurred on June 30, 2015.

The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2014 and the six months ended June 30, 2015 present the Company’s operating results after giving pro forma effect to the July 2, 2015 acquisition of RSG, including the issuance of 540,193 shares of the Company’s common stock to the former equity holders of RSG in connection therewith, as if the the acquisition had occurred on January 1, 2014.

This transaction is more fully described in Note 2 to the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based on available information and upon assumptions that Company management believes are reasonable in order to reflect, on a pro forma basis, the impact of the acquisition of RSG on the Company’s historical consolidated financial information. The pro forma adjustments give effect to events that are directly attributable to the transaction, factually supportable, and expected to have a continuing impact.

Included in the unaudited pro forma condensed consolidated financial statements is an allocation of the purchase price the Company paid for RSG based on preliminary estimates and assumptions. Those estimates and assumptions could change materially as the Company finalizes its assessment of the allocation and the fair values of the tangible and intangible assets acquired and liabilities assumed, some of which are dependent on the completion of valuations being performed by independent valuation specialists. The unaudited pro forma condensed consolidated financial statements do not reflect any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the RSG acquisition.

The unaudited pro forma condensed consolidated financial statements are included for informational purposes only and should not be relied upon as being indicative of the Company’s financial condition or results of operations had the noted events occurred on the dates assumed nor as a projection of the Company’s results of operations or financial position for any future period or date. The preparation of the unaudited pro forma condensed consolidated statements requires the use of certain assumptions which may be materially different from the Company’s actual experience.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2015

	AAC Holdings, Inc.	Referral Solutions Group, LLC	Pro Forma Adjustments		AAC Holdings, Inc. Pro Forma as Adjusted
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$45,021	$3,096	$(35,576	) (a)	$12,541
Accounts receivable, net of allowances	47,336	580	—		47,916
Notes and other receivables—related party	844	—	—		844
Prepaid expenses and other current assets	4,465	81	—		4,546

Total current assets	97,666	3,757	(35,576)		65,847

Property and equipment, net	82,196	15	—		82,211
Goodwill	24,962	—	51,335	(b)	76,297
Intangible assets, net	4,010	1,353	3,463	(c)	8,826
Other assets	1,431	37	—		1,468

Total assets	210,265	5,162	19,222		234,649

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	24,891	210	—		25,101
Current portion of long-term debt	3,685	—	—		3,685
Current portion of long-term debt—related party	1,542	604	(604	) (d)	1,542

Total current liabilities	30,118	814	(604)		30,328

Deferred tax liabilities	303	—			303
Long-term debt, net of current portion	70,641	—	—		70,641
Long-term debt—related party, net of current portion	—	934	(934	) (d)	—
Other long-term liabilities	2,751	112	(112	) (e)	2,751

Total liabilities	103,813	1,860	(1,650)		104,023

Commitments and contingencies

Total stockholders’ equity including noncontrolling interest	106,452	3,302	20,872	(f)	130,626

Total liabilities and stockholders’ equity	$210,265	$5,162	$19,222		$234,649

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2014

	AAC Holdings, Inc.	Referral Solutions Group, LLC (g)	Pro Forma Adjustments	AAC Holdings, Inc. Pro Forma as Adjusted
	(in thousands, except share and per share amounts)
Income Statement Data:
Revenues	$132,968	$10,459	$—	$143,427
Operating expenses:
Salaries, wages and benefits	54,707	2,548	—	57,255
Advertising and marketing	15,683	3,671	—	19,354
Professional fees	8,075	—	—	8,075
Client related services	10,794	—	—	10,794
Other operating expenses	13,518	178	—	13,696
Rentals and leases	2,106	71	—	2,177
Provision for doubtful accounts	11,391	29	—	11,420
Litigation settlement	487	—	—	487
Depreciation and amortization	4,662	435	51 (h)	5,148
Acquisition-related expenses	845	—	—	845

Total operating expenses	122,268	6,932	51	129,251

Income from operations	10,700	3,527	(51)	14,176
Interest expense, net	1,872	—	—	1,872
Other (income) expense, net	(93)	(40)	—	(133)

Income before income tax expense	8,921	3,567	(51)	12,437
Income tax expense	2,555	—	1,301 (i)	3,856

Net income	6,366	3,567	(1,352)	8,581
Less: net loss attributable to noncontrolling interest	1,182	—	—	1,182

Net income attributable to AAC Holdings, Inc. stockholders	7,548	3,567	(1,352)	9,763
BHR Series A Preferred Unit dividends	(693)	—	—	(693)

Net income available to AAC Holdings, Inc. common stockholders	$6,855	$3,567	$(1,352)	$9,070

Earnings per share:
Basic	$0.41			$0.53

Diluted	$0.41			$0.53

Weighted-average shares outstanding:
Basic	16,557,655		540,193 (j)	17,097,848
Diluted	16,619,180		540,193 (j)	17,159,373

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Six Months Ended June 30, 2015

	AAC Holdings, Inc.	Referral Solutions Group, LLC (k)	Pro Forma Adjustments		AAC Holdings, Inc. Pro Forma as Adjusted
	(in thousands, except share and per share amounts)
Income Statement Data:
Revenues	$96,607	$6,652	$—		$103,259
Operating expenses:
Salaries, wages and benefits	38,107	2,154	—		40,261
Advertising and marketing	9,737	2,126	—		11,863
Professional fees	3,330	362	—		3,692
Client related services	6,393	—	—		6,393
Other operating expenses	10,349	497	—		10,846
Rentals and leases	1,859	75	—		1,934
Provision for doubtful accounts	7,559	(6)	—		7,553
Litigation settlement	1,520	—	—		1,520
Depreciation and amortization	3,016	240	4	(l)	3,260
Acquisition-related expenses	1,980	—	(146	) (m)	1,834

Total operating expenses	83,850	5,448	(142)		89,156

Income from operations	12,757	1,204	142		14,103
Interest expense, net	1,223	117	(117	) (n)	1,223
Other (income) expense, net	(60)	12	(12	) (o)	(60)

Income before income tax expense	11,594	1,075	271		12,940
Income tax expense	4,359	—	512	(p)	4,871

Net income	7,235	1,075	(241)		8,069
Less: net loss attributable to noncontrolling interest	1,039	—	—		1,039

Net income attributable to AAC Holdings, Inc. stockholders	8,274	1,075	(241)		9,108
BHR Series A Preferred Unit dividends	(147)		—		(147)
Redemption of BHR Series A Preferred Units	(534)	—	—		(534)

Net income available to AAC Holdings, Inc. common stockholders	7,593	1,075	(241)		8,427

Earnings per share:
Basic	$0.36				$0.39

Diluted	$0.36				$0.38

Weighted-average shares outstanding:
Basic	21,241,839		540,193	(q)	21,782,032
Diluted	21,376,210		540,193	(q)	21,916,403

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands)

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the Company’s financial position and results of operations as if the transaction described in Note 2 occurred on June 30, 2015 for purposes of the unaudited pro forma balance sheet as of June 30, 2015 and on January 1, 2014 for purposes of the unaudited pro forma statement of income for the year ended December 31, 2014 and the unaudited pro forma statement of income for the six months ended June 30, 2015. The Company’s historical balance sheet as of June 30, 2015 and RSG’s historical balance sheet as of June 30, 2015 included in this filing were used as the basis for the unaudited pro forma balance sheet. For the year ended December 31, 2014 and the six months ended June 30, 2015, the Company’s and RSG’s historical operating results for the year ended December 31, 2014 and six months ended June 30, 2015, respectively, were used as the basis for the unaudited pro forma statements of income. The unaudited pro forma condensed consolidated financial statements also reflect the assumptions and adjustments described in Notes 3, 4, and 5.

2. Description of Transaction

On July 2, 2015, the Company acquired all of the issued and outstanding membership interests of RSG (the “Acquisition”). RSG is a leading online publisher in the substance abuse treatment industry with a comprehensive portfolio of websites and marketing assets. The Company acquired RSG to strengthen its existing portfolio of internet marketing assets, which the Company expects will in turn drive client leads in the future. The Company ascribes significant value to the synergies and other benefits from the Acquisition that do not meet the recognition criteria of acquired identifiable intangible assets. Accordingly, the value of these components is included within goodwill. The goodwill resulting from the Acquisition is deductible for tax purposes.

The Company accounted for the Acquisition using the acquisition method as required by FASB ASC Topic 805, Business Combinations (“FASB ASC 805”). The following table summarizes the consideration transferred to acquire RSG:

Cash	$32,480
540,193 common shares of AAC Holdings, Inc. (based on the July 2, 2015 stock price)	24,174

$56,654

The Company incurred acquisition-related costs related to the Acquisition of approximately $0 and $146 that were charged to “Acquisition-related expenses” for year ended December 31, 2014 and the six months ended June 30, 2015, respectively.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the acquisition date:

Accounts receivable	$580
Prepaid expenses and other current assets	81
Property and equipment	15
Other assets	37
Intangible assets	4,816
Current liabilities	(210)

Total identifiable net assets	5,319
Goodwill	51,335

$56,654

Definite-lived intangible assets that were acquired and their respective useful lives which will be amortized on a straight-line basis over their estimated useful life are as follows:

	Useful Life	Amount
Marketing intangibles	10 years	$4,816

The Acquisition was completed on July 2, 2015. The Company has not finalized the purchase price allocation, which is pending further analysis of the net assets acquired, particularly with respect to valuations of intangible assets. Accordingly, the purchase price allocation described above could change materially as the Company finalizes its assessment of the allocation and the estimated fair values of the tangible and intangible assets acquired and liabilities assumed, some of which are dependent on the finalization of valuations being performed by an independent valuation specialist. The purchase price allocation will be finalized during the measurement period which is no longer than one year from the acquisition date.

3. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

a)	—	Reflects the following adjustments to cash and cash equivalents:

i) cash consideration paid to the former equity holders of RSG	$(32,480)

ii) cash and cash equivalents included in RSG’s historical balance sheet as of June 30, 2015 that were not acquired.	(3,096)

Total	$(35,576)

b)	—	Reflects goodwill that represents the excess of the consideration transferred for the Acquisition over the estimated fair value of the identifiable net assets of RSG as of June 30, 2015. See Note 2 for further details. This pro forma adjustment is preliminary and may significantly change as the Company finalizes its assessment of these assets.

c)	—	Reflects the estimated fair value of identifiable intangible assets acquired in the Acquisition. See Note 2 for further details. This pro forma adjustment is preliminary and may significantly change as the Company finalizes its assessment of these assets.

d)	—	Reflects related-party debt that was not assumed in the Acquisition.

e)	—	Reflects the elimination of RSG warrants that were cancelled in connection with the Acquisition.

f)	—	Reflects the elimination of RSG’s equity and the value of the 540,193 shares of the Company’s common stock issued to the former equity holders of RSG based upon the closing market price of the Company’s common stock of $44.75 per share on July 2, 2015. See Note 2 for further details.

4. Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments For the Year Ended December 31, 2014

g)	—	The historical financial statements of RSG include reclassifications of certain balances in order to conform to the presentation of the Company.

h)	—	Reflects the incremental depreciation and amortization for the property and equipment and identifiable intangible assets acquired in the Acquisition in excess of depreciation and amortization already reflected in the historical results of RSG. See Note 2 for further details.

i)	—	Reflects the estimated income tax expense (benefit) associated with the following (assuming a tax rate of 37.0% based on the Company’s statutory tax rate for the year ended December 31, 2014):

i) the $3,567 of net income of RSG (the historical results of RSG do not include a provision for income tax expense as RSG is a flow-through entity for tax purposes) and	$1,320

ii) the $51 of pre-tax loss from the pro forma adjustments.	(19)

Total	$1,301

j)	—	Reflects the addition of 540,193 shares of the Company’s common stock issued to the former equity holders of RSG.

5. Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments For the Six Months Ended June 30, 2015

k)	—	The historical financial statements of RSG include reclassifications of certain balances in order to conform to the presentation of the Company.

l)	—	Reflects the incremental depreciation and amortization for the property and equipment and identifiable intangible assets acquired in the Acquisition in excess of depreciation and amortization already reflected in the historical results of RSG. See Note 2 for further details.

m)	—	Reflects the elimination of the Company’s acquisition-related expenses related to the Acquisition.

n)	—	Reflects the elimination from actual results of interest expense at RSG related to debt that was not assumed in the Acquisition.

o)	—	Reflects the elimination of the change in fair value of the RSG warrants (the RSG warrants were cancelled in connection with the Acquisition).

p)	—	Reflects the estimated income tax expense (benefit) associated with the following (assuming a tax rate of 38.0% based on the Company’s statutory tax rate for the six months ended June 30, 2015):

i) the $1,075 of net income of RSG (the historical results of RSG do not include a provision for income tax expense as RSG is a flow-through entity for tax purposes) and	$409

ii) The $271 of pre-tax income from the pro forma adjustments.	103

Total	$512

q)	—	Reflects the addition of 540,193 shares of the Company’s common stock issued to the former equity holders of RSG.